EXHIBIT 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (the “Amendment”), dated as of May 7, 2015, is among UNITED STATES LIME & MINERALS, INC., a Texas corporation (the “Borrower”), the financial institutions and other lenders listed on the signature pages hereof (such financial institutions and lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as “Lenders”), and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS:

The Borrower, certain of the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of August 25, 2004, as amended by the First Amendment to Credit Agreement dated as of August 31, 2005, by the Second Amendment to Credit Agreement dated as of October 19, 2005, by the Third Amendment to Credit Agreement dated as of March 31, 2007 and by the Fourth Amendment to Credit Agreement dated as of June 1, 2010 (said Credit Agreement as amended, extended, renewed or restated from time to time, the “Credit Agreement”).

The Borrower has requested certain amendments to the Credit Agreement to, among other things, (a) increase the Aggregate Revolving Commitments to $75,000,000, (b) extend the maturity date for the Revolving Loans, (c) provide for an incremental increase in the Aggregate Revolving Commitments, (d) provide for the payment in full of the Term Loan and the Multiple Advance Term Loans and (e) modify certain additional provisions of the Credit Agreement.

The Lenders, the Administrative Agent and the Swing Line Lender hereby agree to amend the Credit Agreement on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Definitions

Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement as amended hereby, and all references to “Sections,” “clauses,” “Articles,” “Exhibits,” and “Schedules” are references to the Credit Agreement’s sections, clauses, articles, exhibits and schedules.

Amendments to Credit Agreement

Amendments to Section 1.01.  Section 1.01 of the Credit Agreement is amended as follows:

The following definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Fifth Amendment” means the Fifth Amendment to Credit Agreement dated as of the Fifth Amendment Closing Date.

“Fifth Amendment Closing Date” means May    , 2015.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 2.15.

“Material Real Estate” means a parcel of real estate owned by the Borrower or a Guarantor that has a fair market value of at least $2,000,000.

The pricing grid found in the definition of “Applicable Rate” is amended and restated in its entirety to read as follows:

Pricing Level	Cash Flow Leverage Ratio	Revolving Commitment Fee	LIBOR for Loans and Letters of Credit	Base Rate for Loans
I	Less than 1.50 to 1.00	0.200%	1.00%	0.000%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.225%	1.25%	0.250%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.250%	1.50%	0.500%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.275%	1.75%	0.750%
V	Greater than or equal to 3.00 to 1.00	0.350%	2.00%	1.000%

The definition of “Cash Flow Leverage Ratio” is amended and restated in its entirety to read as follows:

“Cash Flow Leverage Ratio” means, as of the date of any determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Senior Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on such date plus, in a manner determined by the

Borrower and reasonably acceptable to the Administrative Agent, pro-forma EBITDA for such period from any acquired businesses.

The definition of “Consolidated EBITDA” is amended and restated in its entirety to read as follows:

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period, (b) Interest Expense deducted in determining such Consolidated Net Income, (c) income tax expenses deducted in determining such Consolidated Net Income, (d) the amount of depreciation, depletion and amortization expense deducted in determining such Consolidated Net Income, (e) stock-based compensation expense deducted in determining such Consolidated Net Income, and (f) extraordinary losses computed and calculated in accordance with GAAP reducing such Consolidated Net Income, minus; (i)  income tax credits included in calculating such Consolidated Net Income and (ii) extraordinary gains computed and calculated in accordance with GAAP increasing such Consolidated Net Income.

The definition of “Fixed Charge Coverage Ratio” is amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, as of the last day of a Fiscal Quarter that is the applicable date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Excess Cash Flow for the period of four consecutive Fiscal Quarters ended on such date of determination to (b) the sum of (i)  Consolidated Interest Charges for the period of four consecutive Fiscal Quarters ended on such date of determination, (ii) scheduled principal payments on Consolidated Senior Funded Indebtedness (including Attributable Indebtedness but excluding principal payments due and payable on the Revolving Maturity Date or the Term Maturity Date), and (iii) any dividends during the preceding four consecutive Fiscal Quarters up to the date of determination.

The definition of “Letter of Credit Sublimit” is amended and restated in its entirety to read as follows:

“Letter of Credit Sublimit” means an amount equal to $5,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

The definition of “Revolving Maturity Date” is amended by deleting therefrom the date “June 1, 2015” and inserting in lieu thereof the date “May    , 2020”.

The definition of “Subordinated Debt” is hereby amended by deleting therefrom the first instance of “Term Maturity Date” and inserting in lieu thereof “Revolving Maturity Date”.

Addition of Section 2.15.  Section 2.15 is hereby added to the Credit Agreement following Section 2.14 and shall read as follows:

2.15                        Incremental Loans.

At any time during the first four year period following the Fifth Amendment Closing Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more increases in the Revolving Commitments (any such increase, an “Incremental Revolving Credit Commitment”) to make additional revolving credit loans (any such increase, an “Incremental Revolving Credit Increase” or the “Incremental Loans”); provided that (i) the total aggregate principal amount for all such Incremental Revolving Credit Commitments shall not (as of any date of incurrence thereof) exceed $50,000,000 and (ii) the total aggregate amount for each Incremental Revolving Credit Commitment (and the Incremental Loans  made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (i).  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Revolving Credit Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent.  The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Revolving Credit Commitment (any such Person, an “Incremental Lender”).  Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Revolving Credit Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Credit Commitment.  Any Incremental Revolving Credit Commitment shall become effective as of such Increased Amount Date; provided that:

(A)  no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Revolving Credit Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(B)  the Administrative Agent shall have received from the Borrower a Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the financial covenants set forth in Section 7.14 based on the financial statements most recently delivered pursuant to Section 6.01 both before and after giving effect (on a pro forma basis) to (1) any Incremental Revolving Credit Commitment, (2) the making of any Incremental Loans pursuant thereto (with any Incremental Revolving Credit Commitment being deemed to be fully funded) and (3) any Permitted Acquisition consummated in connection therewith;

(C)  each of the representations and warranties contained in Article V shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);

(D)  the proceeds of any Incremental Loans  shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions);

(E)  each Incremental Revolving Credit Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Obligations on a pari passu basis;

(F)  in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(1)  such Incremental Revolving Credit Increase shall mature on the Revolving Maturity Date, shall bear interest and be entitled to fees, in each case at the rate applicable to the Revolving Loans, and shall be subject to the same terms and conditions as the Revolving Loans;

(2)  the outstanding Revolving Loans and Revolving Pro Rata Shares of Swing Line Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Pro Rata Shares (and the Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 3.05 in connection with such reallocation as if such reallocation were a repayment); and

(3)  except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall, except to the extent otherwise provided in this Section 2.15, be identical to the terms and conditions applicable to the Revolving Loans;

(G)  any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Lenders under the Revolving Loans and any Credit Extensions made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Loans made hereunder;

(H)  such Incremental Revolving Credit Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.15); and

(I)  the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such Incremental Revolving Credit Commitment) reasonably requested by the Administrative Agent in connection with any such transaction.

(b)  The Incremental Lenders shall be included in any determination of the Required Lenders, and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(c)  On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Lender hereunder with respect to such Incremental Revolving Credit Commitment.

Amendment to Section 6.14.  Section 6.14 of the Credit Agreement is hereby amended to include the following proviso before the period at the end of the first sentence thereof:

; provided, however, that this Section 6.14 shall not apply to any Domestic Subsidiary whose consolidated assets are not in excess of $500,000, but at the time thereafter that such Domestic Subsidiary shall acquire consolidated assets in excess of such amount, this Section 6.14 shall apply to such Domestic Subsidiary as if it had been created or acquired at such time.

Amendment to Section 7.03.  Section 7.03(e) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(e)  Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of such Indebtedness incurred in any Fiscal Year shall not exceed $5,000,000;

Amendment to Section 7.03.  Section 7.03(i) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(i)  any Indebtedness secured by Liens permitted under Section 7.01(k) that does not at any time exceed $10,000,000.

Amendment to Section 7.14.  Section 7.14(b) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(b)  Cash Flow Leverage Ratio.  Permit the Cash Flow Leverage Ratio as of the end of any Fiscal Quarter set forth below to be greater than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarters Ending	Maximum Cash Flow Leverage Ratio

Fifth Amendment Closing Date and each Fiscal Quarter and thereafter	3.50 to 1.00

Amendment to Section 7.18.  The following sentence is hereby added to the end of Section 7.18 of the Credit Agreement to read as follows:

To the extent that the Borrower or any Guarantor acquires any Material Real Estate following the Closing Date, such Borrower or Guarantor shall execute a Mortgage in favor of the Administrative Agent and shall, within 60 days of such acquisition, comply with the requirements of Section 4.01(a)(v) through (viii) with respect to such Material Real Estate.

Payment of Term Loans and Multiple Advance Term Loans.  All Term Loans and Multiple Advance Term Loans shall have been repaid in full as of the Fifth Amendment Closing Date, and all references to the Term Loans and Multiple Advance Term Loans contained within the Credit Agreement shall have no further force and effect, except to the extent such references survive the repayment of such Obligations according to the terms and conditions of the Credit Agreement.

Amendment to Schedules.  Schedules 2.01, 5.06, 5.13, 5.21, 7.01, 7.02, 7.03, 7.03(f), 7.06 and 10.02 are deleted in their entirety and are replaced with the corresponding schedule attached hereto.  Schedules 2.02 and 2.02A are hereby deleted in their entirety.

Conditions Precedent

Conditions.  The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

The Administrative Agent shall have received executed counterparts of this Amendment from each party hereto.

The Administrative Agent shall have received a fully executed Amended and Restated Revolving Loan Note from the Borrower.

The Term Loans and the Multiple Advance Term Loans shall have been repaid in full as of the Fifth Amendment Closing Date.

The Administrative Agent shall have received executed counterparts of a Mortgage with respect to any new Material Real Estate that has not been previously pledged in favor of the Administrative Agent.

The Administrative Agent shall have received executed counterparts of a Guaranty supplement and a Security Agreement supplement from each Domestic Subsidiary of the Borrower that has not previously executed and delivered the same, together with a certified copy from each such Domestic Subsidiary of resolutions authorizing the execution and delivery of such supplements.

The Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment.

The Administrative Agent shall have received a certified resolution of the governing body  of each Guarantor, including any Guarantors added pursuant to subsection (e) hereof, authorizing the execution, delivery and performance of the documents required by this Amendment.

The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, opinions, certificates and instruments as the Administrative Agent shall reasonably require.

Ratifications, Representations and Warranties

Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.  The Borrower, the Lenders and the Administrative Agent agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the articles of incorporation or bylaws of the Borrower, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (excluding, however, representations and warranties that relate to a specific date and were true and correct on such date), (c) no Default or Event of Default has occurred and is continuing, and (d) the Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement as amended hereby.

Miscellaneous

Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or the Lenders or any closing shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Reference to Credit Agreement.  Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of each Lender, the Administrative Agent and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender.

Effect of Waiver.  No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Costs, Expenses and Taxes.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

Guarantor’s Acknowledgment.  By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the

Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

Governing Law; Binding Effect.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

ENTIRE AGREEMENT.  THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of Page Intentionally Left Blank.  Signature Pages Follow.]

Executed as of the date first written above.

BORROWER:

UNITED STATES LIME & MINERALS, INC.

By:	\s\ M Michael Owens
M Michael Owens
Vice President and Chief Financial Officer

WELLS FARGO BANK, N.A.,
as Administrative Agent and a Lender

By:	\s\ Jason S Ford
Jason S Ford
Vice President

ACKNOWLEDGED AND AGREED TO:

ARKANSAS LIME COMPANY

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

COLORADO LIME COMPANY

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

TEXAS LIME COMPANY

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME COMPANY (formerly named
U.S. LIME COMPANY – HOUSTON)

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

ACT HOLDINGS, INC.

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

CORSON LIME COMPANY

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME COMPANY – SHREVEPORT

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME – O&G GP, LLC

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME COMPANY – TRANSPORTATION

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME COMPANY – ST. CLAIR

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME – O&G (DELAWARE) LP, LLC

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME – O&G PARTNERS, LP

By:	U.S. Lime – O&G GP, LLC,
its general partner

By:	\s\ M Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME COMPANY – O&G, LLC
formerly named as U.S. LIME – O&G COMPANY, LLC

By:	\s\ M Michael Owens
M. Michael Owens
Chief Financial Officer

SCHEDULE 2.01

REVOLVING COMMITMENTS
AND REVOLVING PRO RATA SHARES

Lender	Revolving Commitment	Revolving Pro Rata Share
Wells Fargo Bank, N.A.	$75,000,000	100%

Total	$75,000,000	100%